Exhibit 24.5

                          ANHEUSER-BUSCH
            EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN


                         POWER OF ATTORNEY

     The undersigned are the members of the last Administrative Committee of the Anheuser-Busch Employee Stock Purchase and Savings Plan (the "Plan") prior to the termination of the Plan upon its merger into another employee benefit plan of Anheuser-Busch Companies, Inc. (the "Company"). Each of the undersigned hereby appoints August A. Busch III, Jerry E. Ritter and JoBeth G. Brown, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the removal from registration of those shares of the Company's common stock which were registered on Form S-8 under Registration Statement No. 2-71762 but which, at the time of the termination of the Plan, were unissued and unallocated to Plan participants; this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to an amendment to said Registration Statement to be filed with the Securities and Exchange Commission in respect of said removal, and to any other amendments to said Registration Statement or any other Registration Statements previously filed in connection with said Plan.

     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of September 15, 1995.



      ALBERT R. WUNDERLICH                   JOBETH G. BROWN
      Albert R. Wunderlich                   JoBeth G. Brown
        Committee Member                     Committee Member


       WILLIAM L. RAMMES                    JACQUELYN G. JOHNSON
       William L. Rammes                    Jacquelyn G. Johnson
       Committee Member                       Committee Member